Exhibit (a)(1)(J)

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES (AS DEFINED BELOW). THE OFFER (AS DEFINED BELOW) IS MADE ONLY BY THE OFFER TO PURCHASE, DATED AUGUST 18, 2006, AND THE RELATED LETTER OF TRANSMITTAL, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND IS BEING MADE TO ALL HOLDERS OF SHARES. THE OFFER, HOWEVER, IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SHARES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN
COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. HOWEVER, PURCHASER (AS DEFINED BELOW) MAY, IN ITS DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SHARES IN SUCH JURISDICTION. IN THOSE JURISDICTIONS WHERE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF PURCHASER BY THE DEALER MANAGER (AS DEFINED BELOW) OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                      NOTICE OF OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

                             AT $5.25 NET PER SHARE

                                       BY

                            LABOGROUP HOLDING, INC.,

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

Labogroup Holding, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France ("Virbac S.A."), is offering to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of Virbac Corporation, a Delaware corporation ("Virbac Corp."), other than those Shares already owned by Purchaser, Virbac S.A. and their subsidiaries, at a purchase price of $5.25 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 18, 2006 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Tendering stockholders who have Shares registered in their names and who tender directly to Mellon Investor Services LLC (the "Depositary") will not be charged brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer. Stockholders who hold their Shares through a broker or bank should consult such institution as to whether it charges any service fees. Virbac S.A. or Purchaser will pay all charges and expenses of BMO Capital Markets Corp., which is acting as the dealer manager (the "Dealer Manager"), the Depositary and Morrow & Co., Inc., which is acting as the information agent (the "Information Agent"), incurred in connection with the Offer. Following the consummation of the Offer, Purchaser intends to effect the merger described below.

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,  NEW YORK CITY TIME, ON
FRIDAY, SEPTEMBER 15, 2006, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES, WHICH, TOGETHER WITH THE SHARES OWNED BY PURCHASER, VIRBAC S.A. AND THEIR SUBSIDIARIES, WILL CONSTITUTE NOT LESS THAN NINETY PERCENT (90%) OF THE TOTAL NUMBER OF OUTSTANDING SHARES AS OF THE DATE THE SHARES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTION 13 OF THE OFFER TO PURCHASE. THE OFFER IS NOT SUBJECT TO ANY FINANCING CONDITION.

The purpose of the Offer is for Purchaser to acquire at least a ninety percent (90%) interest in Virbac Corp. as the first step in acquiring the entire equity interest in Virbac Corp. If Purchaser acquires in the Offer at least the number of Shares, which, when added to the number of Shares currently owned by Purchaser, Virbac S.A. and their subsidiaries equals at least 90% of all of the outstanding Shares, Purchaser will acquire by merger the remainder of the outstanding Shares which were not tendered in the Offer, which merger will not require approval of the stockholders of Virbac Corp. pursuant to Section 253 of the Delaware General Corporation Law (the "Merger"). If the Merger occurs, Virbac Corp. will then become an indirect wholly owned subsidiary of Virbac S.A. and each Share that remains outstanding (other than Shares (i) held in the treasury of Virbac Corp., (ii) owned by Virbac S.A. or its subsidiaries or (iii) held by stockholders seeking appraisal for their Shares in accordance with Delaware law) will be canceled and converted automatically into the right to receive $5.25 per share in cash.

A SPECIAL COMMITTEE COMPOSED OF INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS OF VIRBAC CORP. HAS UNANIMOUSLY DETERMINED THAT THE OFFER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF VIRBAC CORP. (OTHER THAN PURCHASER, VIRBAC S.A. AND THEIR SUBSIDIARIES) AND HAS UNANIMOUSLY RECOMMENDED THAT SUCH STOCKHOLDERS OF VIRBAC CORP. TENDER THEIR SHARES PURSUANT TO THE OFFER.

For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not properly withdrawn, if and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares. Payment for Shares so accepted will be made by deposit of the Offer Price for those Shares with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering stockholders. Under no circumstances will interest be paid on the Offer Price, regardless of any delay in making such payment. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after the timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Virbac Corp. Certificates") or confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time to (i) increase the Offer Price and extend the Offer beyond the scheduled expiration of the initial offering period if at that date any of the conditions to Purchaser's obligation to accept for payment and to pay for the Shares are not satisfied or waived, or (ii) extend the Offer for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission or its staff applicable to the Offer by giving oral or written notice of such extension to the Depositary.

Pursuant to Rule 14d-11 under the Exchange Act, Purchaser may, subject to certain conditions, provide a subsequent offering period following the expiration of the Offer on the Expiration Date (a "Subsequent Offering Period"). A Subsequent Offering Period is an additional period of time from three business days to 20 business days in length, beginning after Purchaser purchases Shares tendered in the Offer, during which stockholders may tender, but not withdraw, their Shares and receive the Offer Price. The term "Expiration Date" means Midnight., New York City time, on Friday, September 15, 2006, unless Purchaser extends the period during which the Offer is open. In that event, the term "Expiration Date" means the latest time and date on which the Offer, as so extended (other than any extension with respect to any Subsequent Offering Period), expires.

Any extension, delay, waiver, amendment or termination of the period during which the Offer is open or any decision to provide a Subsequent Offering Period will be followed, as promptly as practicable, by public announcement thereof. Such public announcement will be issued not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the rights of a tendering stockholder to withdraw such stockholders Shares (except during any Subsequent Offering Period).

Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable. No withdrawal rights will apply to Shares tendered during a Subsequent Offering Period. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover page of the Offer to Purchase. Any such notice of withdrawal must specify the name, address and taxpayer identification number of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered the Shares. If Virbac Corp. Certificates representing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Virbac Corp. Certificates, the serial numbers shown on such Virbac Corp. Certificates must be submitted to the Depositary and, unless such Shares have been tendered for the account of an Eligible Institution (as defined in the Offer to Purchase), the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in Section 3 of the Offer to Purchase, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, and its determination will be final and binding.

The receipt of cash in exchange for Shares pursuant to the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes and likely will also be a taxable transaction under applicable state, local or foreign tax laws. In general, a stockholder who receives cash in exchange for Shares pursuant to the Offer or the Merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder's adjusted tax basis in the Shares exchanged therefor. For additional information related to U.S. federal income tax consequences of tendering the shares, refer to Section 5 of the Offer to Purchase. All stockholders should consult with their own tax advisors as to the particular tax consequences of the Offer and the Merger to them, including the applicability and effect of the alternative minimum tax and any state, local or foreign income and other tax laws and of changes in such tax laws.

The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 of the General Rules and Regulations under the Exchange Act is contained in the Offer to Purchase and is incorporated herein by reference. Virbac Corp. has provided Purchaser with Virbac Corp.'s stockholder list and security position listing for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase, the related Letter of Transmittal and other related materials are being mailed to record holders of Shares and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Requests for copies of the Offer to Purchase, the Letter of Transmittal and all other tender offer materials may be directed to the Information Agent as set forth below and copies will be furnished promptly at

Purchaser's expense. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer. Neither Virbac S.A. nor Purchaser will pay any fees or commissions to any broker or dealer or to any other person (other than the Information Agent and the Dealer Manager) in connection with the solicitation of tenders of Shares pursuant to the Offer.

                     THE INFORMATION AGENT FOR THE OFFER IS:

                               MORROW & CO., INC.

                                 470 WEST AVENUE

                                STAMFORD CT 06902

                          (203) 658-9400 (CALL COLLECT)

                                       OR

                          CALL TOLL-FREE (800) 607-0088

                      THE DEALER MANAGER FOR THE OFFER IS:

                           BMO [LOGO] CAPITAL MARKETS

                            BMO CAPITAL MARKETS CORP.

                             111 WEST MONROE STREET

                                CHICAGO, IL 60605

                                 (312) 293-4111

August 18, 2006